EXHIBIT 99.1

For Immediate Release: Tuesday, April 24, 2007

Occidental Petroleum Announces First Quarter Earnings

LOS ANGELES -- Occidental Petroleum Corporation (NYSE: OXY) announced net income for the first quarter 2007 was $1.212 billion ($1.43 per diluted share), compared with $1.231 billion ($1.43 per diluted share) for the first quarter 2006. Core results for the first quarter 2007 were $831 million ($0.98 per diluted share), compared with $1.153 billion ($1.34 per diluted share) for the same period in 2006. See the attached schedule for a reconciliation of net income to core results.

Oil and Gas

Oil and gas segment earnings were $2.070 billion for the first quarter 2007, compared with $1.910 billion for the same period in 2006. Oil and gas earnings were $1.549 billion for the first quarter 2007, after excluding gains from the sale of Oxy's investment in the Russian Vanyoganneft joint venture and litigation settlements, compared with $1.910 billion for the first quarter 2006. See the attached schedule for a reconciliation of segment earnings to core results. The decline in the first quarter 2007 reflected $233 million of decreases from lower crude oil and natural gas prices, increased DD&A rates and higher operating expenses, partially offset by higher crude oil production.

The average price for West Texas Intermediate crude oil in the first quarter 2007 was $58.24 per barrel compared to $63.48 per barrel in the first quarter 2006. Oxy's realized price for worldwide crude oil was $51.78 per barrel for the first quarter 2007, compared with $55.38 per barrel for the first quarter 2006. The average price for NYMEX gas in the first quarter 2007 was $7.17 per MCF, compared with $11.42 per MCF in the first quarter 2006. Domestic realized gas prices decreased from $8.36 per MCF in the first quarter 2006 to $6.38 per MCF for the first quarter 2007.

Production

For the first quarter 2007, daily oil and gas production from continuing operations averaged 587,000 barrels of oil equivalent (BOE), a 24,000 BOE increase over the 563,000 equivalent barrels per day produced in the first quarter 2006. The improvement was a result of the Vintage and Plains acquisitions and higher Middle East production in the first quarter, partially offset by an incident at Elk Hills involving the natural gas gathering lines. The Elk Hills incident negatively impacted Oxy's net production for the quarter by 14,000 barrels per day.

Chemicals

Chemical first quarter 2007 segment earnings were $137 million, compared with first quarter 2006 segment earnings of $250 million. The first quarter 2007 results reflect lower margins for caustic soda and polyvinyl chloride.

Items Affecting Net Income

The first quarter 2007 core results of $831 million excludes, net of tax: a $109 million gain for litigation settlements, a $412 million gain resulting from the sale of Oxy's 50-percent investment in the Russian Vanyoganneft joint venture, a $110 million charge for the completion of a cash tender offer for various debt issues, and a $30 million provision for a plant closure and related environmental remediation reserve.

About Oxy

Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America regions. Oxy is the fourth largest U.S. oil and gas company, based on equity market capitalization. Oxy's wholly owned subsidiary, OxyChem, manufactures and markets chlor-alkali products and vinyls. Occidental is committed to safeguarding the environment, protecting the safety and health of employees and neighboring communities and upholding high standards of social responsibility in all of the company's worldwide operations.

Forward-Looking Statements

Statements in this release that contain words such as "will," "expect" or "estimate," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: exploration risks, such as drilling of unsuccessful wells; global commodity pricing fluctuations and supply/demand considerations for oil, gas and chemicals; higher-than-expected costs; political risk; changes in tax rates and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. You should not place undue reliance on these forward-looking statements which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise. U.S. investors are urged to consider carefully the disclosure in our Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com. You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

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Contacts:	Richard S. Kline (media)
310-443-6249
Christopher G. Stavros (investors)
212-603-8184
For further analysis of Occidental's quarterly performance, please visit the web site: www.oxy.com

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	First Quarter
	----------------
(In millions, except per-share amounts)	2007	2006
==========================================	=======	=======
SEGMENT NET SALES
Oil and Gas	$ 3,009	$ 3,125
Chemical	1,060	1,241
Other	39	30
	-------	-------
Net sales	$ 4,108	$ 4,396
==========================================	=======	=======
SEGMENT EARNINGS
Oil and Gas (a)	$ 2,070	$ 1,910
Chemical	137	250
	-------	-------
	2,207	2,160
Unallocated Corporate Items
Interest expense, net (b)	(181)	(29)
Income taxes	(703)	(907)
Other (c)	(111)	(71)
	-------	-------
Income from Continuing Operations	1,212	1,153
Discontinued operations, net	--	78
	-------	-------
NET INCOME	$ 1,212	$ 1,231
	=======	=======
BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$ 1.44	$ 1.36
Discontinued operations, net	--	0.09
	-------	-------
	$ 1.44	$ 1.45
	=======	=======
DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$ 1.43	$ 1.34
Discontinued operations, net	--	0.09
	-------	-------
	$ 1.43	$ 1.43
	=======	=======
AVERAGE BASIC COMMON SHARES OUTSTANDING
BASIC	841.0	848.5
DILUTED	846.5	860.9
==========================================	=======	=======

See footnotes on following page.

(a)

In January 2007, Occidental sold its 50-percent interest in the Russian Vanyoganneft joint venture to TNK-BP for approximately $485 million and recorded an after-tax gain of $412 million. Also in the first quarter 2007, Occidental resolved certain legal disputes that resulted in an after-tax gain of $109 million.

(b)	The first quarter 2007 includes a $172 million pre-tax interest charge for the cash tender offer of $659 million principal of various debt issues.
(c)	The first quarter 2007 includes a $47 million pre-tax charge for a plant closure and related environmental remediation reserve.

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

First Quarter
----------------
($ millions)	2007	2006
==========================================	=======	=======
CAPITAL EXPENDITURES	$ 784	$ 596
	=======	=======
DEPRECIATION, DEPLETION AND AMORTIZATION OF ASSETS	$ 588	$ 463
==========================================	=======	=======

SUMMARY OF OPERATING STATISTICS

	First Quarter
	----------------
	2007	2006
==========================================	=======	=======
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY
United States
Crude oil and liquids (MBBL)
California	85	82
Permian	165	166
Horn Mountain	10	15
Hugoton and other	4	3
	-------	-------
Total	264	266
Natural Gas (MMCF)
California	232	250
Hugoton and other	150	133
Permian	198	189
Horn Mountain	5	10
	-------	-------
Total	585	582
Latin America
Crude Oil (MBBL)
Argentina	33	24
Colombia	42	39
	-------	-------
Total	75	63
Natural Gas (MMCF)
Argentina	21	13
Bolivia	14	13
	-------	-------
Total	35	26
Middle East/North Africa
Crude Oil (MBBL)
Oman	22	17
Qatar	46	44
Yemen	32	32
Libya	26	22
	-------	-------
Total	126	115
Natural Gas (MMCF)
Oman	26	25
Other Eastern Hemisphere
Crude Oil (MBBL)
Pakistan	4	4
Natural Gas (MMCF)
Pakistan	73	75
Barrels of Oil Equivalent (MBOE)
Subtotal consolidated subsidiaries	589	566
Colombia-minority interest	(5)	(5)
Yemen-Occidental net interest	3	2
	-------	-------
Total Worldwide Production (MBOE) (a)	587	563
==========================================	=======	=======
(a)	Occidental sold its interest in the Russian Vanyoganneft joint venture in January 2007. Russian production has been excluded from both periods for comparability.

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core results," which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core results is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

	First Quarter
	----------------------------------
($ millions, except per-share amounts	2007	Diluted EPS	2006	Diluted EPS
=====================================	=======	=======	=======	=======
TOTAL REPORTED EARNINGS	$ 1,212	$ 1.43	$ 1,231	$ 1.43
	=======	=======	=======	=======
Oil and Gas
Segment Earnings	$ 2,070		$ 1,910
Less:
Russia-Vanyoganneft sale**	412		--
Legal settlements**	109		--
	-------		-------
Segment Core Results	1,549		1,910
	-------		-------
Chemicals
Segment Earnings	137		250
No significant items affecting earnings	--		--
	-------		-------
Segment Core Results	137		250
	-------		-------
Total Segment Core Results	1,686		2,160
	-------		-------
Corporate
Corporate Results -- Non Segment*	(995)		(929)
Less:
Debt purchase expense	(172)		--
Facility closure	(47)		--
Tax effect of pre-tax adjustments	79		--
Discontinued operations, net**	--		78
	-------		-------
Corporate Core Results -- Non Segment	(855)		(1,007)
	-------		-------
TOTAL CORE RESULTS	$ 831	$ 0.98	$ 1,153	$ 1.34
=====================================	=======	=======	=======	=======
*	Interest expense, income taxes, G&A expense and other, and non-core items.
**	Amounts shown after tax.